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                                                                     EXHIBIT 8.1
                                 March 19, 2003


Caterpillar Financial Funding Corporation
4040 South Eastern Avenue, Suite 344
Las Vegas, Nevada  89119

Ladies and Gentlemen:

      We have advised Caterpillar Financial Funding Corporation (the "Registrant") with respect to certain federal income tax aspects of the issuance of Asset Backed Notes, issuable in Series (the "Notes"). Such advice conforms to the descriptions of selected federal income tax consequences to holders of the Notes that appear under the headings "Federal Income Tax Consequences" in the prospectus (the "Prospectus") and the form of prospectus supplement (the "Prospectus Supplement") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") as filed by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on the date hereof, for registration of the Notes under the Act. Such descriptions do not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the descriptions are accurate in all material respects. Further, we hereby confirm and adopt our opinions under the headings "Federal Income Tax Consequences." All capitalized terms used herein that are not otherwise defined have the meanings as set forth in the Prospectus.

      This opinion letter is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Notes as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the Registration Statement contemplates Series of Notes with numerous different characteristics, the particular characteristics of each Series of Notes must be considered in determining the applicability of this opinion to a particular Series of Notes.

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Caterpillar Financial Funding Corporation
March 19, 2003
Page 2

      We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                    Very truly yours,


                                    /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP